UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

MESO NUMISMATICS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56010	88-049 91
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

433 Plaza Real Suite 275 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 889-9509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 12, 2021, Meso Numismatics Inc. (the “Company” or “MESO”) entered into a Fourth Post Closing Amendment (“Fourth Amendment”) to the Assignment and Assumption Agreement originally entered into on November 27, 2019 (“Assignment “) with Global Stem Cells Group Inc. (“GSCG”), Benito Novas (“BN”), and Lans Holdings Inc. (“LAHO”), whereby LAHO had assigned all of its rights to, obligations and interest in, the Original LOI (as defined in the Assignment), to the Company which Assignment was first amended pursuant to a Post Closing Amendment to the Assignment and Assumption Agreement entered into on December 11, 2019, further amended pursuant to a Second Post Closing Amendment to the Assignment and Assumption Agreement entered into on April 22, 2020 and further amended pursuant to a Third Post Closing Amendment to the Assignment and Assumption Agreement entered into on September 16, 2020.

Pursuant to the terms of the Fourth Amendment, certain changes were made to the Assignment and Original LOI.

The above description is only a summary of the Fourth Amendment and is qualified in its entirety by reference to the Fourth Amendment filed as Exhibit 10.1 hereto.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

To the extent required by Item 3.03 of Form 8-K, the information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to the Assignment and Assumption Agreement entered into on March 12, 2021 by and between the Company, Lans Holdings Inc., Global Stem Cells Group Inc. and Benito Novas.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Meso Numismatics Inc.

Date: March 12, 2021	By:	/s/ Dave Christensen
Chief Executive Officer

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